SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 2, 2004

Rockwell Collins, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

400 Collins Road NE, Cedar Rapids, Iowa	52498
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2004, our Compensation Committee of the Board of Directors granted performance units (the "Performance Units") under our 2001 Long-Term Incentives Plan for the three-year performance period covering fiscal years 2005, 2006 and 2007 (the "Performance Period"). These Performance Units were granted to executive officers and certain other employees.

These Performance Units include established targets for compound sales growth and return on sales over fiscal years 2005 through 2007 and a potential adjustment up or down by twenty percent depending on our total return to shareowners measured against a group of peer companies.

The Performance Units are designed to align management's interests with those of its shareowners and to reward outstanding performance. The Performance Units also serve as an important retention tool because the Performance Units are paid after a multi-year Performance Period.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Directors or Principal Officers

On November 3, 2004, we announced that Lawrence A. Erickson will retire from his position as Senior Vice President and Chief Financial Officer of the Company on December 31, 2004.

The Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(c) Appointment of Principal Officers

On November 2, 2004, the Company's Board of Directors elected Patrick E. Allen as the Company's Senior Vice President and Chief Financial Officer effective January 1, 2005. Mr. Allen, age 40, will continue to serve as Vice President and Controller of Rockwell Collins' Commercial Systems business until Mr. Erickson's retirement discussed in Item 5.02(b) above. Mr. Allen previously served as the Company's Vice President, Finance and Treasurer from June 2001 to January 2004; Vice President and Treasurer of Rockwell International Corporation from June 2000 to May 2001; and Vice President, Financial Planning and Analysis of Rockwell International Corporation from June 1999 to May 2000.

The Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release of Registrant dated November 3, 2004.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Dated: November 5, 2004	By /s/ Gary R. Chadick
Gary R. Chadick
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Registrant dated November 3, 2004.